Exhibit 8.2

March 26, 2021

Sociedad Química y Minera de Chile S.A.

El Trovador 4285, 6th Floor

Santiago, Chile

Ladies and Gentlemen:

Sociedad Química y Minera de Chile S.A., an open stock corporation (sociedad anónima abierta) organized under the laws of the Republic of Chile (the “Company”), has filed a prospectus supplement dated the date hereof (the “Prospectus Supplement”) to the prospectus dated March 19, 2021 (the “Prospectus”) that is part of the Registration Statement on Form F-3 (Registration No. 333-254538) filed by the Company under the Securities Act of 1933, as amended (as amended or supplemented through the date hereof, the “Registration Statement”), for the registration of the offer and sale from time to time of the Company’s common stock, without par value, and rights to subscribe for shares of common stock through a preemptive rights offering (the “Rights Offering”).

It is understood that the opinions set forth below are to be used only in connection with the Rights Offering. This opinion may not be relied upon by you for any other purpose.

This opinion is based upon the assumption, with your permission, that each and all of the statements contained in the Prospectus Supplement, Prospectus and the Registration Statement are true, correct and complete in all regards. We have not made an independent investigation or audit of any factual matter set forth in the Prospectus Supplement, Prospectus or the Registration Statement. In addition, in rendering this opinion we have assumed the truth and accuracy of all representations and statements made to us which are qualified as to knowledge or belief, without regard to such qualification.

Our opinion relates only to the U.S. federal income tax matters addressed herein, and we express no opinion with respect to any other federal laws or any non-U.S. laws, the laws of any state or any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state. We hereby confirm that all statements of legal conclusions contained in the discussion in the Prospectus Supplement under the caption “Certain Material U.S. Federal Income Tax Consequences,” insofar as such statements purport to constitute summaries of U.S. federal income tax law and regulations or legal conclusions with respect thereto, constitute the opinion of Winston & Strawn LLP with respect to the material U.S. federal income tax matters set forth therein as of the effective date of the Prospectus Supplement, subject to the assumptions, qualifications, and limitations set forth therein and excepting the representations and statements of fact of the Company included in the discussion, as to which we express no opinion.

This opinion letter is limited to the matters set forth herein, and no opinions are intended to be implied or may be inferred beyond those expressly stated herein. Our opinion is rendered as of the date hereof and we assume no obligation to update or supplement this opinion or any matter related to this opinion to reflect any change of fact, circumstances, or law after the date hereof. This opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Any variation or difference in the facts from those set forth in the representations and statements described above, including the Prospectus Supplement, Prospectus, or the Registration Statement, may affect the conclusions stated herein. In addition, our opinion is based on the assumption that the matter will be properly presented to the applicable court.

Furthermore, our opinion is not binding on the Internal Revenue Service or a court. In addition, we must note that our opinion represents merely our best legal judgment on the matters presented and that others may disagree with our conclusion. There can be no assurance that the Internal Revenue Service will not take a contrary position or that a court would agree with our opinion if litigated.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the references made to us under the caption “Legal Matters” in the Prospectus Supplement and for no other purpose. Except for such use, this opinion may not be quoted, circulated or published, in whole or in part, or otherwise referred to, filed with or furnished to any other person or entity, without our express prior written authorization. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

/s/ Winston & Strawn LLP